                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 5, 1996
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                             EVERGREEN INTERNATIONAL
                                 AVIATION, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Oregon                          33-56532                     93-0729079
- ---------------                 ----------------             -------------------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                     Evergreen International Aviation, Inc.
                              3850 Three Mile Lane
                              McMinnville, OR 97128
                                 (503) 472-9361
           -----------------------------------------------------------
           (Address including zip code and telephone number, including area code, of registrant's principal executive offices)

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ITEM 5.  OTHER EVENTS

     On April 25, 1996, Cargill Financial Services Corporation ("Cargill") filed suit against Evergreen International Aviation, Inc. (the "Company") and certain of its subsidiaries in the United States District Court for the district of Oregon seeking amounts claimed to be due and owing to Cargill as a then holder of approximately $55 million in principal amount of the Company's 13 1/2% Senior Notes due August 2002 in the aggregate principal amount of $125 million (the "Notes").

     On August 16, 1996, the District Court denied motions brought by Cargill requesting prejudgment attachment of certain of the Company's assets and an injunction restricting the operations of the Company and its subsidiaries and affiliates. The District Court also granted, with the Company's consent, a motion by Marine Midland Bank, as trustee under the indenture with respect to the Notes (the "Trustee"), to intervene in the Cargill lawsuit on behalf of all Note holders. The Trustee's related complaint seeks payment of all outstanding principal and accrued and unpaid interest on the Notes (other than unaccelerated interest payments payable to Cargill), together with default interest thereon (totaling approximately $53.5 million. No date has yet been set for a hearing on the Trustee's motion.

     On September 3, 1996, the District Court advised the parties of its intention to issue an order granting a motion for summary judgment filed by Cargill with respect to unaccelerated interest payments (totaling approximately $10.5 million) alleged to be due to Cargill as a then holder of approximately $25 million in principal amount of the Notes.

     The Company has been engaged in a dialog with representatives of holders of a substantial amount of the Notes with respect to the restructuring of the Company's and its subsidiaries' obligations thereunder. Several specific proposals have been exchanged between the bondholder representatives and the Company. None of these proposals have been acceptable to both sides. Significant differences remain and there can be no assurances that any agreement will be reached. The discussions with the bondholder representatives are continuing.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EVERGREEN INTERNATIONAL AVIATION, INC.


Date:  September 5, 1996
                                   ---------------------------------------
                                   (Signature)
                                   D. Michael Clark
                                   Vice President and Chief Financial Officer


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